EXHIBIT 10.2
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                         LOUIS DREYFUS NATURAL GAS CORP.

                         DEFERRED STOCK TRUST AGREEMENT


     This Trust Agreement ("Trust Agreement") is made effective this 14th day of April, 1998 by and between Louis Dreyfus Natural Gas Corp. ("Company") and Bank of Oklahoma, N.A. ("Trustee");

     WHEREAS, the Company has awarded 55,000 shares ("Shares") of common stock as deferred stock awards ("Awards") which are intended to be a nonqualified deferred compensation plan as described in Section 201(2) of the Employee Retirement Income Security Act of 1974 as amended, ("ERISA").

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Awards with respect to the individuals participating in such Award or their beneficiaries ("Participant");

     WHEREAS, Company desires to establish a trust ("Trust") and contribute to the Trust the Shares to be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants in such manner and at such times as specified in the Awards;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Award as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA;

     NOW THEREFORE, the parties do hereby establish the terms of the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   ARTICLE I

                            ESTABLISHMENT OF TRUST

     1.1 Deposits. The Trust is hereby established and the Company has deposited or will deposit the Shares to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Participants and the number of Shares to be allocated to the account of each Participant are as follows:

               NAME                          NUMBER OF SHARES
               ----                          ----------------
          Mark E. Monroe                          20,000
          Richard E. Bross                        15,000
          Ronnie K. Irani                         15,000
          Kevin R. White                           5,000
                                                  ------
               Total                              55,000
                                                  ======

     1.2 Irrevocable Trust. The Trust hereby established shall be irrevocable.

     1.3 Grantor Trust. The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed accordingly.

     1.4 Claims Against Trust. The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust except for the voting rights as described below. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants against Company. Any assets held by the Trust shall be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1.

     1.5 Additional Deposits. Company shall make additional deposits in trust with Trustee as required by the Awards to be held, administered and disposed of by Trustee as provided in this Trust Agreement. In the event that any cash or property dividend is paid with respect to the Shares or in the event of any subdivision or consolidation of the shares of stock of the Company or other capital adjustment or the payment of a stock dividend or other increase or decrease in the number of shares of Company stock outstanding effected without receipt of consideration by the Company, the Company shall cause to be deposited in the Trust the cash, property or securities that would be otherwise payable with respect to any of the Shares that remain in the Trust as if such Shares were fully entitled to participate in any such distribution.

     1.6 Sale or Conversion of Shares. In the event the Shares are sold or converted into the securities of another company ("Proceeds") in the manner permitted by this Trust Agreement and the Shares or Proceeds are not immediately distributed to Participants, such Proceeds shall be held by the Trustee and invested in accordance with the provisions hereof and the Oklahoma Uniform Prudent Investor Act until otherwise distributed at the direction of the Company.

                                  ARTICLE II

                PAYMENTS TO PLAN PARTICIPANTS AND BENEFICIARIES


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     2.1 Delivery of Shares.  Certificates for Shares duly endorsed and ready for transfer, together with any additional property or Proceeds previously deposited with the Trustee as provided in Sections 1.5 and 1.6, shall be delivered by the Trustee (i) to an individual Participant ("Terminating Participant") after such Participant's termination of employment with the Company for any reason other than a "termination for cause" at such time as the Company authorizes delivery, which shall in any event be no more than one year following termination of employment or (ii) to all Participants immediately after a "Change in Control" of the Company. A Terminating Participant shall forfeit his right to receive delivery of the Shares, other property or Proceeds if during the one year period following his termination of employment, he directly or indirectly solicits or induces any other employee of the Company or its subsidiaries to terminate his or her employment with the Company. The Company shall promptly direct the Trustee to make any payments that are payable hereunder. The Trustee may rely on the accuracy of these directions. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the delivery of the Shares and any additional property to a Participant and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been withheld and paid by the Company.

     2.2 Termination for Cause. For purposes of this Trust Agreement, the term "termination for cause" shall mean any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interest of the Company, as determined by the Company in its sole discretion.

     2.3 Change in Control. For purposes of this Trust Agreement the term "Change in Control" of the Company shall mean the occurrence after the date hereof:

         (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities;

        (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'election contest' (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

       (iii)  Approval by stockholders of the Company of:

              (A) A merger, consolidation or reorganization involving the Company, unless

                   (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                   (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                   (3) no Person, other than (a) the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, (b) S.A. Louis Dreyfus et Cie ("SALD") or a corporation or other entity that is directly or indirectly more than 50% owned by SALD, or (c) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

              (B)  A complete liquidation or dissolution of the Company; or

              (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur:

         (i) Solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur or

        (ii) By reason of any acquisition of Voting Securities by a corporation or entity that is directly or indirectly more than 50% owned by SALD




                                  ARTICLE III

              TRUSTEE'S RESPONSIBILITY UPON COMPANY'S INSOLVENCY

     3.1 Cessation of Payment. Trustee shall cease payment of benefits to Participants if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (a) Company is unable to pay its debts as they become due, or (b) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2 Assets Subject to Claims. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law set forth below.

       3.2.1 Notice of Insolvency. The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants.

       3.2.2 Duty of Inquiry. Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

       3.2.3 Discontinuance of Benefits. If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Company with respect to benefits due under the Awards or otherwise.

       3.2.4 Resumption of Benefits. Trustee shall resume the payment of benefits to Participants in accordance with Article II of this Trust

     Agreement only after Trustee has determined that Company is not Insolvent or is no longer Insolvent.

     3.3 Continuation of Payments. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Awards for the period of such discontinuance, less the aggregate amount of any payments made to Participants by Company in lieu of the payments provided for hereunder during any such period of discontinuance.




                                  ARTICLE IV

                             INVESTMENT AUTHORITY

     4.1 Reversion of Assets. Except as provided in Article III hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Awards; provided, however, the Company may direct the Trustee to return the Trust assets held in the account of a Participant to the Company in the event such Participant's employment is terminated for cause.

     4.2 Securities and Voting Rights. The Trustee shall hold the Shares and any additional property or Proceeds deposited with respect thereto as provided in Sections 1.5 or 1.6. The Trustee shall not sell the Shares or any other securities of the Company deposited hereunder and shall have no liability to the Company or Participants with respect to any decline in value of the Shares or other securities of the Company. Subject to the foregoing, all rights associated with the Shares and any other assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or vest with Participants; provided, however, that each Participant shall be entitled to direct the Trustee (i) as to how the Shares allocated to him shall be voted and the Trustee shall not vote the Shares in the absence of specific instructions from such Participant; and (ii) whether to sell or not sell the Shares allocated to him if a tender offer or exchange offer is made for the common stock of the Company, and, in the absence of such direction, the Trustee shall not be required to take any action with respect to such offer and shall not be liable to the Participant for any inaction.

     4.3 Cash and Income Accumulation. Any cash dividends paid with respect to the Shares shall be invested by the Trustee in money market funds or similar short term interest bearing investments. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     4.4 Mutual Funds. The Trustee, at its own discretion where the Trustee has discretion with respect to investments under this Trust Agreement or

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applicable law or upon the direction of any person authorized to direct investments under this Trust Agreement, including but not limited to, an investment manager, employer, Participant or advisory committee, may invest in the securities of any open-end or closed-end investment management trust or company registered under the Investment Company Act of 1940, as amended from time to time, to the maximum extent permitted by the laws of the State of Oklahoma and ERISA. Such securities include but are not limited to securities for which the Trustee or any of its subsidiaries or affiliated companies serves as an investment advisor, sponsor, distributor, custodian, transfer agent, administrator, registrar, or otherwise.

     4.5 Accounting. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, and shall provide a written account thereof to the Company or any Participant upon request. All accounts, books and records relating to the Trust shall be kept open to inspection and audit at all reasonable times by the Company and Participants insofar as such records relate to such Participant's account.

     4.6 Participant Accounts. The Trustee shall maintain separate accounts for the benefit of each Participant which shall be credited with the Shares allocated to each such Participant and any additional property deposited and the earnings attributable thereto.


                                   ARTICLE V

                           RESPONSIBILITY OF TRUSTEE

     5.1 Fiduciary Standard. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or a Participant which is contemplated by, and in conformity with, the terms of the Awards or this Trust and is given in writing by Company or Participant. In the event of a dispute between Company and a Participant, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     5.2 Indemnification. If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be liable for such payments.

     5.3 Consultation. Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     5.4 Hiring of Professionals. Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     5.5 Powers. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

     5.6 Tax Returns. Trustee shall not be responsible for tax return preparation or filing, nor any reporting to any governmental agency of income earned, but not distributed.

     5.7 Other Business. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     5.8 Fees and Expenses. Company shall pay all administrative and Trustee's fees and expenses.

                                  ARTICLE VI

                RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

     6.1 Resignation. Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

     6.2 Removal. Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

     6.3 Appointment of Successor by Company. If Trustee resigns or is removed in accordance with Section 6.1 or 6.2 hereof, Company may appoint a successor trustee to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     6.4 Court Appointed Trustee. If Trustee resigns or is removed, a successor shall be appointed, in accordance with Sections 6.3 hereof, by the effective date of resignation or removal. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     6.5 Indemnification of Successor Trustee. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


                                 ARTICLE VII

                           AMENDMENT OR TERMINATION

     7.1 Amendment. This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Awards or shall make the Trust revocable.

     7.2 Termination. The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of any Award. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     7.3 Termination with Approval of Participants. Upon written approval any Participant entitled to payment of benefits pursuant to the terms of an Award, Company may terminate this Trust as to such Participant prior to the time all benefit payments under the Award have been made. All assets in the Trust held for the benefit of such Participant at termination shall be returned to Company.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     8.2 Assignment of Benefits. Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned, either at law or in equity, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except in the event of the death of a Participant pursuant to the laws of descent and distribution or to the Participant's designated beneficiary.

     8.3 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of Oklahoma.

     8.4 No Relief of Company Obligation. The terms of this Trust Agreement shall not be construed to relieve the Company from any obligation to Participants under the Awards except to the extent the Company's obligations are satisfied by delivery of the Shares and any other property as provided herein.

                                       TRUSTEE

                                       BANK OF OKLAHOMA, N.A.


                                       By:
                                          --------------------------------
                                          Authorized Officer

                                       COMPANY

                                       LOUIS DREYFUS NATURAL GAS CORP.


                                       By:
                                          --------------------------------
                                          Authorized Officer